UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 13, 2013

Date of Report (Date of earliest event reported)

LOCAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34197	33-0849123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7555 Irvine Center Drive

Irvine, California 92618

(Address of principal executive offices, zip code)

(949) 784-0800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the issuer under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 13, 2013, Local Corporation (the “Registrant”) entered into the Google, Inc. Advertising Program Terms (the “Agreement”), which replaces the Google, Inc. Advertising Program Terms previously entered into by and between the Registrant and Google, Inc. on or about October 2005. The Agreement governs Registrant’s participation in certain Google programs and services accessible through accounts provided to Registrant by Google for purposes of advertising, including pay per click advertising, through those properties provided by Google, its affiliates, or partners. Google and Registrant may terminate the Agreement at any time without notice. Pursuant to the Agreement, Registrant agrees to defend, indemnify and hold harmless Google and its partners, agents, affiliates and licensors from third party claims arising out of Registrant’s breach of the Agreement, or its use of Google programs, including Registrant’s trafficking and targeting decisions, advertising materials and related technology, landing pages, and services or products advertised on such landing pages. The Agreement shall remain in effect until terminated by either party.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

10.1	Google, Inc. Advertising Program Terms entered into April 13, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCAL CORPORATION

Date: April 18, 2013	By:	/s/ Kenneth S. Cragun
Kenneth S. Cragun
Chief Financial Officer

Exhibit Index

Exhibit Number	Description

10.1	Google, Inc. Advertising Program Terms entered into April 13, 2013.